Exhibit 10.22

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AXTIVE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, AXTIVE CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the “Holder”) or its registered assigns or successors in interest, on order, the sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000), together with any accrued and unpaid interest hereon, on July 30, 2007 (the “Maturity Date”) if not sooner paid. The principal amount of this Note plus accrued interest thereon and fees with respect thereto is subject to conversion rights into the Common Stock of the Borrower in accordance with the terms hereof.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (as the same may be amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Note:

ARTICLE I

INTEREST & AMORTIZATION

1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.12 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2.0%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than six percent (6.0%). Interest shall be calculated on the basis of a 360 day year. Interest shall accrue but not be payable during the period commencing on the date hereof and ending on July 31, 2004. Interest on the Principal Amount shall be payable monthly, in arrears, commencing on September 1, 2004 and on the first business day of each consecutive calendar month thereafter (each, a

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“Repayment Date”) and on the Maturity Date, whether by acceleration or otherwise. In the event that the portion of the Monthly Amount consisting of interest accrued on the Non-Amortizing Principal Amount (the “Non-Amortizing Interest”) cannot be converted into Common Stock by virtue of the conversion limitations set forth in Sections 2.1, 2.2 and/or 3.2 of this Note, such Non-Amortizing Interest that cannot be converted into Common Stock shall be deemed to accrue and not be due and payable until the earlier of (x) first business day of the next succeeding calendar month (or such later date when such Non-Amortizing Interest may be converted in to Common Stock in accordance with this Note) and (y) the Maturity Date.

1.1 (b) Interest Rate Adjustment. If on the last business day of each month hereafter until the Maturity Date (each a “Determination Date”) (i) the Borrower shall have registered under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock underlying each of the conversion of any portion of the principal balance of this Note (together with any interest and fees related thereto) and the exercise of the Warrant, pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the twenty (20) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. If on any Determination Date (i) the Borrower shall not have registered under the Securities Act the shares of Common Stock underlying each of the conversion of any portion of the principal balance of this Note (together with any interest and fees related thereto) and the exercise of the Warrant, pursuant to a registration statement declared effective by the SEC or the Borrower shall have registered such shares under the Securities Act but on such Determination Date the related registration statement is not effective, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

1.2 Minimum Monthly Principal Payments. Amortizing payments of the original aggregate principal amount outstanding under this Note (the “Principal Amount”) that is not required to be placed in the Restricted Account on the Closing Date (the “Initial Released Amount”) and the original aggregate principal amount outstanding under this Note that has been released to the Borrower for the purpose of making an acquisition approved by the Holder (each, a “Permitted Acquisition”; the date on which any such Permitted Acquisition is consummated, a “Permitted Acquisition Closing Date”) is hereinafter referred to as the “Amortizing Principal Amount” and the remaining outstanding principal amount of this Note is hereinafter referred to as the “Non-Amortizing Principal Amount”. Amortizing payments of the Amortizing Principal Amount shall

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begin with respect to the portion of the Amortizing Principal Amount released pursuant to each Permitted Acquisition (which for the purpose of the first Permitted Acquisition consummated after the date hereof shall include the Initial Released Amount) on the (a) fourth Repayment Date immediately following any Permitted Acquisition Closing Date if the Permitted Acquisition Closing Date shall have occurred prior to the first anniversary of the date of this Note and (b) second Repayment Date immediately following any Permitted Acquisition Closing Date if the Permitted Acquisition Closing Date shall have occurred thereafter, and, in each case, such amortizing payments shall continue on each succeeding Repayment Date thereafter until the Amortizing Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in an amount equal to (x) the aggregate Amortizing Principal Amount outstanding at such time for which amortization payments are required to be made in accordance with the immediately preceding sentence divided by (y) the the sum of (I) the number of Repayment Dates (including such Repayment Date) remaining until the Maturity Date plus (II) one (such amount, the “Monthly Principal Amount”), together with (a) any accrued and unpaid interest then due on such Amortizing Principal Amount, (b) any accrued and unpaid interest on the Non-Amortizing Principal Amount (subject to the provisions of Section 1.1(a)), and (c) any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with any amounts referred to in the preceding clauses (a) through (c), inclusive, collectively, the “Monthly Amount”). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date, together with any and all accrued and unpaid interest and fees related thereto.

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ARTICLE II

CONVERSION REPAYMENT

2.1 (a) Payment of Monthly Amount in Cash or Common Stock. Not later than the fifth (5th) business day prior to each Repayment Date (the “Notice Date”), the Holder may deliver to Borrower a written notice in the form of Exhibit B attached hereto directing the Borrower to pay the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both (each, a “Repayment Notice”). If a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then, subject to Section 2.1(b), the Borrower shall pay the Monthly Amount due on such Repayment Date in cash. In the event the Borrower shall be required to pay any portion of the Monthly Amount in respect of principal in cash, the Borrower shall pay to the Holder in respect to such payment an amount equal to 101% of such principal amount. If the Holder elects to convert all or a portion of any Monthly Amount into shares of Common Stock as provided herein, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial “Fixed Conversion Price” means $0.40. [To be filled in on Closing Date and equal to 102% of the average closing price for the ten (10) trading days immediately prior to the date of this Note, provided however, that the Fixed Conversion Price shall not exceed 105% of the closing price of the Common Stock on the trading day prior to the date hereof].

(b) Monthly Amount Conversion Guidelines. (i) Subject to Sections 2.1, 2.2 and 3.2 hereof, on each Repayment Date, the Holder shall convert the Monthly Amount due on such Repayment Date into shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the twenty (20) consecutive trading days immediately preceding such Notice Date is greater than or equal to 110% of the Fixed Conversion Price; provided that in no event shall the Holder be required to convert any such Monthly Amount pursuant to this Section 2.1(b)(i) if the amount of any such conversion exceeds twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) trading day period immediately preceding such Notice Date.

(ii) Furthermore, subject to Sections 2.1, 2.2 and 3.2 hereof, the Holder shall convert the Monthly Amount due on such Repayment Date into shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the twenty (20) consecutive trading days immediately preceding such Notice Date is less than one hundred ten percent (110%) of the Fixed Conversion Price; provided that (x) the Fixed Conversion Price applicable to the conversion of such Monthly Amount shall be equal to ninety percent (90%) of the average of the five lowest closing prices of the Common Stock during the twenty (20) trading days immediately prior to the date of conversion and (y) in no event shall the Holder be required to convert any such Monthly Amount pursuant to this Section 2.1(b)(ii) if (A) the Fixed Conversion Price as determined pursuant to the immediately preceding clause (x) would be less than $0.25 or (B) the amount of any such conversion exceeds twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) trading day period immediately preceding such Notice Date.

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(iii) Any part of the Monthly Amount due on a Repayment Date that the Holder is not required to convert into shares of Common Stock pursuant to either or clauses (i) or (ii) of this Section 2.1(b) shall be paid by the Borrower in cash on such Repayment Date (unless otherwise specifically provided herein). Any part of the Monthly Amount due on such Repayment Date which must be paid in cash shall be paid in cash at the rate of 101% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of the applicable Repayment Date.

(c) Application of Conversion Amounts. Any amounts converted by the Holder pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued and unpaid interest on the Amortizing Principal Amount, (iii) third, accrued and unpaid interest on the Non-Amortizing Principal Amount and (iv) fourth, the Amortizing Principal Amount.

2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless (a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144 of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2.3 Optional Redemption of Amortizing Principal Amount. The Borrower will have the option of prepaying the outstanding Amortizing Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred thirty percent (130%) of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement (the “Amortizing Redemption Amount”) on the day written notice of redemption (the “Notice of Amortizing Redemption”) is given to the Holder. The Notice of Amortizing Redemption shall specify the date for such Optional Amortizing Redemption (the “Amortizing Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Amortizing Redemption (the “Redemption Period”). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.

2.4 Optional Redemption of Non-Amortizing Principal Amount. The Borrower will have the option of repaying the outstanding Non-Amortizing Principal Amount (“Optional Non-Amortizing Redemption”), in whole or in part, by paying the Holder a sum of money equal to one

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hundred twenty percent (120%) of the Non-Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon (the “Non-Amortizing Redemption Amount”) on the day written notice of redemption (the “Notice of Non-Amortizing Redemption”) is giving to the Holder; provided, however, that (notwithstanding anything contained herein or in the Purchase Agreement or the Related Agreements) if none of the original principal amount has been released from the Restricted Account for the purpose of making a Permitted Acquisition, then, on or before the 90th day after the date hereof, the Borrower will have the option of prepaying the outstanding Non-Amortizing Principal Amount (as well as prepaying the outstanding Amortizing Principal Amount, which relates solely to the original principal amount not required to be placed in the Restricted Account on the Closing Date), in whole, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Non-Amortizing Principal Amount (and such Amortizing Principal Amount), together with accrued and unpaid interest thereon, and without payment of any prepayment penalty of any kind. The Notice of Non-Amortizing Redemption shall specify the date for such Optional Non-Amortizing Redemption (the “Non-Amortizing Redemption Date”), which date shall be not less than seven (7) business days after the date of the Notice of Non-Amortizing Redemption (the “Non-Amortizing Redemption Period”). A Notice of Non-Amortizing Redemption shall not be effective with respect to any portion of the Non-Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Non-Amortizing Redemption Period. The Non-Amortizing Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Non-Amortizing Redemption. On the Non-Amortizing Payment Date, the Non-Amortizing Redemption Amount shall be paid (i) in good funds to the Holder, (ii) by furnishing the Holder written direction to notify the bank holding the Restricted Account to release from the Restricted Account and deliver to the Holder a sum of money equal to the Non-Amortizing Redemption Amount, or (iii) if the amount on deposit in the Restricted Account is less than the Non-Amortizing Redemption Amount, by furnishing the Holder written direction to notify the bank holding the Restricted Account to release all amounts on deposit in the Restricted Account to the Holder and delivering to the Holder good funds in an amount equal to the balance of the Non-Amortizing Redemption Amount.

ARTICLE III

CONVERSION RIGHTS

3.1 Holder’s Conversion Rights. Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of Warrants held by such Holder and 4.99% of the outstanding shares of Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in

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accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon the occurrence and during the continuance of an Event of Default.

3.3 Mechanics of Holder’s Conversion. (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date”. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower’s transfer agent, within two (2) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

3.4 Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining Repayment Dates in chronological order.

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(b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities.

D. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3.5 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid. Subject to the provisions of Article IV, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a replacement Note.

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ARTICLE IV

EVENTS OF DEFAULT

4.1 Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may declare all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, within five (5) days after written notice from Holder to Borrower (each occurrence being a “Default Notice Period”) the Borrower shall pay to the Holder an amount equal to 120% of the outstanding Principal Amount of this Note (plus accrued and unpaid interest and fees, if any) (the “Default Payment”). If, with respect to any Event of Default, the Borrower cures the Event of Default within any applicable grace period, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to this Note or the Related Agreements, then to accrued and unpaid interest due on this Note and then to outstanding Principal Amount of this Note.

The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an “Event of Default”:

4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower, and in any such case, such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets after the date of this Note for more than $100,000, and the same shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

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4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower shall fail (i) to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to Holder within ten (10) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in any Related Agreement) or any event of default (or similar term) under any other indebtedness.

4.10 Change in Control. The occurrence of a change in the controlling ownership of the Borrower.

DEFAULT RELATED PROVISIONS

4.11 Payment Grace Period. Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder a default interest rate of two percent (2.0%) per month on all amounts due and owing under this Note, which default interest shall be payable upon demand.

4.12 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.

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ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder and such Holder’s counsel, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

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5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7 Security Interest. The Holder has been granted a security interest as more fully described in the Restricted Account Security Agreement dated as of the date hereof and such other security agreements and pledge agreements as may be entered into after the date hereof.

5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

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IN WITNESS WHEREOF, the Borrower has caused this Convertible Term Note to be signed in its name effective as of this 30th day of July, 2004.

AXTIVE CORPORATION

By:	/s/ Graham C. Beachum III
	Name:	Graham C. Beachum III
	Title:	President and Chief Operating Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock)

[Name and Address of Holder]

The Undersigned hereby converts $                     of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by Axtive Corporation dated July 30, 2004 by delivery of Shares of Common Stock of Axtive Corporation on and subject to the conditions set forth in Article III of such Note.

1. Date of Conversion

2. Shares To Be Delivered:

By:
Name:
Title:

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EXHIBIT B

CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of a Monthly Amount into Common Stock)

[Name and Address of Holder]

Holder hereby converts $                     of the Monthly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by Axtive Corporation dated July 30, 2004 by delivery of Shares of Common Stock of Axtive Corporation on and subject to the conditions set forth in Article III of such Note.

1. Fixed Conversion Price:	$

2. Amount to be paid:	$

3. Shares To Be Delivered (2 divided by 1):

4. Cash payment to be made by Borrower : $

Date:	LAURUS MASTER FUND, LTD.

By:
Name:
Title:

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